UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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InsPro Technologies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INSPRO TECHNOLOGIES CORPORATION

150 N. Radnor-Chester Road, Suite B-101

Radnor, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 19, 2015

To our stockholders:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of InsPro Technologies Corporation (the “Company”) will be held at the Company’s offices located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, on Wednesday, August 19, 2015, at 9:00 a.m., Philadelphia, Pennsylvania time, for the following purposes:

1)	To elect twelve directors;

2)	To ratify the appointment of D’Arelli Pruzansky, P.A. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015;

3)	To vote upon an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of common stock from 400,000,000 shares to 500,000,000; and

4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 23, 2015, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

To attend the Annual Meeting, you must present a valid, government issued photo identification (such as a driver’s license or a passport) and demonstrate that you were a stockholder of the Company as of the close of business on June 23, 2015, or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of June 23, 2015, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership. Only stockholders who own common or preferred stock of the Company, or hold a valid proxy, as of the close of business on June 23, 2015 will be permitted to attend the Annual Meeting.

By Order of the Board of Directors,

Donald R. Caldwell
Chief Executive Officer and Chairman of the Board of Directors

[           ], 2015

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

INSPRO TECHNOLOGIES CORPORATION

150 N. Radnor-Chester Road, Suite B-101

Radnor, Pennsylvania 19087

PRELIMINARY PROXY STATEMENT

This proxy statement is being furnished to the stockholders of InsPro Technologies Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors of proxies for use at our 2015 Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, on Wednesday, August 19, 2015, at 9:00 a.m., Philadelphia, Pennsylvania time. This proxy statement and the enclosed proxy card are being mailed to stockholders on July 16, 2015. We have also enclosed our 2014 annual report on Form 10-K (which does not form a part of the proxy solicitation material).

The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile or any other method of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

Only the holders of shares of our common stock, par value $0.001 per share (the “Common Shares”), our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Shares”), our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Shares”, and together with the Series A Preferred Shares, the “Preferred Shares”) (the Common Shares and the Preferred Shares together are referred to herein as the “Shares”), of record at the close of business on June 23, 2015 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, we had outstanding 41,543,655 Common Shares, 1,276,750 Series A Preferred Shares and 3,809,378 Series B Preferred Shares. A majority of the Shares entitled to vote that are present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting. Each holder of Common Shares is entitled to one vote for each Common Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting. Each holder of Preferred Shares is entitled to vote, with respect to any question upon which holders of Common Shares are entitled to vote, together with the holders of Common Shares as one class on an as-converted basis. Under the terms of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, each holder of Preferred Shares is entitled to vote the equivalent of 20 Common Shares for each Preferred Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Annual Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to elect to our board of directors the twelve nominees listed in this proxy statement, FOR the proposal to ratify the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants and FOR the proposal to amend our Certificate of Incorporation to increase the number of authorized shares of common stock. A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Anthony R. Verdi, our Chief Financial Officer, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

For proposal 1, election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. With respect to the approval of proposals 2 and 3 and any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our Certificate of Incorporation or Amended and Restated Bylaws.

A properly executed proxy marked “Withhold From All” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” will be included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes are not considered Shares entitled to vote on the other proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows information known by us with respect to the beneficial ownership of our Common Shares, Series A Convertible Preferred Shares and Series B Convertible Preferred Shares as of June 23, 2015, for each of the following persons:

•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power, and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of June 23, 2015 through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares underlying options and warrants that are exercisable within 60 days of June 23, 2015 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 41,543,655 Common Shares, 1,276,750 Series A Preferred Shares and 3,809,378 Series B Preferred Shares outstanding as of June 23, 2015. Unless otherwise indicated, the address of all individuals and entities listed below is InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially
Directors and Executive Officers:

Brian Adamsky	72,768,204 (1)(2)	Common Stock	71.6%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,190,711 (2)(3)	Series B Preferred Stock	30.8%
Michael Azeez	8,499,990 (4)(5)	Common Stock	16.8%
	313,333(4)(7)	Series B Preferred Stock	8.2%
Donald R. Caldwell	72,882,214 (1)(2)	Common Stock	71.7%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,190,711 (2)(3)	Series B Preferred Stock	30.8%
Mark Daley	600,000 (24)	Common Stock	1.4%
	- (25)	Series A Preferred Stock	*
Robert J. Oakes	10,957,232 (6)	Common Stock	21.0%
	151,250 (8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	7.3%

2

Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially
John Harrison	1,053,333 (9)	Common Stock	2.5%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Kenneth Harvey	6,000,000 (11)	Common Stock	12.6%
	300,000 (10)	Series B Preferred Stock	7.3%
John Keddy	300,000 (26)	Common Stock	*
	- (25)	Series A Preferred Stock	*
Alan Krigstein	-	Common Stock	*
L. J. Rowell	1,015,600 (12)	Common Stock	2.4%
	30,000 (7)	Series B Preferred Stock	*
Paul Soltoff	988,333 (13)	Common Stock	2.3%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Sanford Rich	948,333 (14)	Common Stock	2.2%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Anthony R. Verdi	9,468,333 (15)	Common Stock	18.6%
	151,250(8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	7.3%
Edmond Walters	771,633(21)	Common Stock	1.8%
	30,000 (7)	Series B Preferred Stock	*
All directors and executive officers as a group (14 persons)	113,185,003 (1)(2) (4)(5)(6)(9) (11)(12)(13) (14)(15)(16) (17) (18)(20)(21) (24)(26)	Common Stock	80.0%
	1,556,250 (23)(25)	Series A Preferred Stock	98.7%
	2,554,044 (2) (4) (22)	Series B Preferred Stock	51.6%
Holders of More than Five Percent of Our Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

The Co-Investment Fund II, L. P.	72,768,204 (16)	Common Stock	71.6%
	1,250,000	Series A Preferred Stock	97.9%

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially
	1,190,711 (3)	Series B Preferred Stock	30.8%

Independence Blue Cross	65,000,010 (17)	Common Stock	60.9%
	2,196,667 (7)	Series B Preferred Stock	57.2%

Azeez Investors, LLC	8,499,990 (5)	Common Stock	17.0%
	283,333 (7)	Series B Preferred Stock	7.4%

Scarpa Family Trust, 2005	6,500,010 (18)	Common Stock	13.5%
	216,667	Series B Preferred Stock	5.7%

Alvin H. Clemens	2,929,080 (19)	Common Stock	7.1%

* Less than 1%

(1)	Includes 12,646,874 shares of common stock, 11,307,110 shares underlying warrants, which are convertible within 60 days of June 23, 2015, 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock, and 22,614,220 shares underlying 1,130,711 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by The Co-Investment Fund II, L. P. (the “Fund”), designee of Cross Atlantic Capital Partners, Inc. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of June 23, 2015, to purchase 60,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by the Fund.

(2)	Represents securities owned by the Fund, the designee of Cross Atlantic Capital Partners, Inc., of which Brian Adamsky is secretary, treasurer and chief financial officer and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of the Fund. Mr. Adamsky and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(3)	Includes 60,000 underlying shares underlying warrants which are exercisable within 60 days of June 23, 2015, which are beneficially owned by the Fund.

(4)	Includes securities owned by Azeez Investors, LLC. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.

(5)	Includes 2,833,330 shares underlying warrants which are exercisable within 60 days of June 23, 2015. Includes 5,666,660 shares underlying 283,333 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

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(6)	Includes 1,500,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of June 23, 2015. Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 150,000 shares of Series A Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 300,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(7)	Includes 30,000 shares underlying warrants, which are exercisable within 60 days of June 23, 2015.

(8)	Includes 150,000 shares underlying warrants which are exercisable within 60 days of June 23, 2015.

(9)	Includes 250,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of June 23, 2015. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(10)	Includes 300,000 shares underlying warrants, which are exercisable within 60 days of June 23, 2015.

(11)	Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 300,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(12)	Includes 200,000 shares underlying options, which are exercisable within 60 days of June 23, 2015. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(13)	Includes 150,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of June 23, 2015. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(14)	Includes 200,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of June 23, 2015. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(15)	Includes 350,000 shares underlying options and 33,333 shares underlying warrants, all of which are exercisable within 60 days of June 23, 2015. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 150,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 300,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(16)	Includes 17,173,777 shares underlying warrants, which are exercisable within 60 days of June 23, 2015. Includes 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 22,614,220 shares underlying 1,130,711 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of June 23, 2015, to purchase 60,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by the Fund.

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(17)	Includes 22,266,670 shares underlying warrants which are exercisable within 60 days of June 23, 2015. Includes 43,353,340 shares underlying 2,167,667 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(18)	Includes 2,166,670 shares underlying warrants which are exercisable within 60 days of June 23, 2015. Includes 4,333,340 shares underlying 216,667 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(19)	Includes 1,000,000 shares of common stock held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Also includes 100,000 shares held by Mr. Clemens’s minor children.

(20)	Includes 23,400,000 shares underlying warrants which are exercisable within 60 days of June 23, 2015, to purchase 1,140,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(21)	Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 23, 2015, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(22)	Includes 1,170,000 shares underlying warrants which are exercisable within 60 days of June 23, 2015.

(23)	Includes 300,000 shares underlying warrants which are exercisable within 60 days of June 23, 2015.

(24)	Includes 600,000 shares underlying options which are exercisable within 60 days of June 23, 2015. Excludes 1,200,000 shares underlying options which are not exercisable within 60 days of June 23, 2015. Excludes 1,600,000 shares underlying a warrant which is not exercisable within 60 days of June 23, 2015, to purchase 80,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock.

(25)	Excludes 80,000 shares of Series A Convertible Preferred Stock underlying a warrant which is not exercisable within 60 days of June 23, 2015, to purchase 80,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock.

(26)	Includes 300,000 shares underlying options which are exercisable within 60 days of June 23, 2015. Excludes 1,500,000 shares underlying options which are not exercisable within 60 days of June 23, 2015. Excludes 1,600,000 shares underlying a warrant which is not exercisable within 60 days of June 23, 2015, to purchase 80,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock.

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PROPOSAL 1: ELECTION OF TWELVE DIRECTORS

Our board of directors is authorized to have up to 15 members. Our board of directors currently has twelve members, all of which are nominees for director at the Annual Meeting. These nominees are Brian Adamsky, Michael Azeez, Donald R. Caldwell, John Harrison, Kenneth Harvey, Alan Krigstein, Robert J. Oakes, Sanford Rich, L.J. Rowell, Paul Soltoff, Anthony R. Verdi and Edmond J. Walters. Proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal.

Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees. If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our board of directors. Alternatively, our board of directors may decide to reduce the number of directors.

Set forth below is certain information with respect to each nominee to our board of directors.

Nominees for Terms Continuing Through our 2016 Annual Meeting of Stockholders

Brian K. Adamsky, 54, has served as a director since August 2012. Mr. Adamsky has been employed at Cross Atlantic Capital Partners, Inc. since its inception in 1999, and presently serves as its Secretary/Treasurer and Chief Financial Officer. During his years at Cross Atlantic, he has served as a director at numerous of its portfolio companies including Profectus BioSciences, Inc. and Rubicon Technology, Inc. From 1996 to 1999, Mr. Adamsky was Chief Financial Officer at Megasystems, Inc., a portfolio company of Safeguard Scientifics, Inc. Prior to Megasystems, Mr. Adamsky worked in a variety of financial and operational roles at companies in the Philadelphia region. Mr. Adamsky worked in public accounting at Touche Ross & Company (now Deloitte & Touche) and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Mr. Adamsky’s experience serving as a director and officer of numerous companies qualifies him to be a member of our board of directors.

Michael Azeez, age 58, has served as a director since December 2011. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez co-founded Unitel in 1988 and served as its President from 1988 until 2002. Mr. Azeez served in various executive positions at American Cellular Network Corporation from 1982 until 1988 and his positions included Vice President, General Manager of various divisions and assistant to the President. Mr. Azeez is a member of the board of directors of Acrometis Strategic Software Services, which provides software solutions to insurance companies for workers compensation claims management. Mr. Azeez is a member of the board of directors of the Friends of Yemin Orde. Mr. Azeez is the Chairman and founder of the Sam Azeez Museum of Woodbine Heritage. Mr. Azeez’s significant executive and business development experience in the telecommunications industry and his civic service for various non-profit organizations qualifies him to be a member of our board of directors.

Donald R. Caldwell, 68, has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer and Chairman since January 26, 2015. Mr. Caldwell founded Cross Atlantic Capital Partners, Inc. in 1999, and presently serves as its Chairman and Chief Executive Officer. He has served as a director at Rubicon Technology, Inc. since 2001 where he chairs the Compensation Committee; and at Diamond Management & Technology Consultants, Inc. (NASDAQ) from 1994 until its sale to PriceWaterhouse in 2010, where he served as a member of their Compensation Committee, Audit Committee and as the lead Director since 2006. Mr. Caldwell is a director and a member of the Compensation and Audit Committees and Chairman of the Executive Committee of Quaker Chemical Corporation (NYSE), and a member of the Compensation Committee and the board of Voxware, Inc. , a supplier of voice driven solutions. Mr. Caldwell has been a director, Chairman of the Audit Committee and member of the compensation committee of Lighting Gaming, Inc. since 2005.  Mr. Caldwell has been a director of Amber Road, Inc. (NYSE: AMBR) and serves on the Nominating and Governance Committee and Compensation Committee since 2005. Mr. Caldwell has been a director and member of the audit committee of Fox Chase Bancorp, Inc. (Nasdaq: FXCB), a stock holding company of Fox Chase Bank, since October of 2014. Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007 when it was purchased by Capgemini.  From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Mr. Caldwell was a Certified Public Accountant in the State of New York.  Mr. Caldwell’s experience serving as a director and officer of numerous public companies qualifies him to be a member of our board of directors.

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John Harrison, 71, has served as a director since November 2005. He was a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of Professional Insurance Marketing Association (PIMA) and Chairman of the DMA’s Financial Services Council. Mr. Harrison’s extensive experience in the financial and insurance sectors qualifies him to be a member of our board of directors.

Kenneth M. Harvey, 54, has served as a director since May 2014. Mr. Harvey has served as a director of Amber Road, Inc., a provider of cloud-based global trade management solutions, since 2008. From 1989 until 2011, Mr. Harvey was employed by HSBC—Global Bank, serving as chief information officer/chief operating officer from 2008 to 2011 and as group general manager and chief information officer from 2004 to 2007. He was president of HSBC Technology and Services, a wholly-owned subsidiary of HSBC, from 2003 to 2004. Beginning in 2011, Mr. Harvey has been self-employed as a consultant. Since 2012, Mr. Harvey has also served as director of CLS Group Holdings AG, where he is a member of the chairman’s committee, which covers compensation and compliance issues, and chairman of the technology and operations committee. Mr. Harvey also served as director of CLS Bank International since 2011, and served as a director of Kanbay, Inc. from 2004 until 2007 and Vertical Networks, Inc. from 2002 until 2004. Mr. Harvey’s experience as an executive in the information technology field qualifies him to be a member of our board of directors.

Alan Krigstein, 63, has served as a director since June 2014. Mr. Krigstein is currently the Executive Vice President and Chief Financial Officer of Independence Blue Cross, a health insurer organization and independent licensee of the Blue Cross and Blue Shield Association, since 2009. Mr. Krigstein previously served as Senior Vice President and Chief Financial Officer of AmeriHealth Mercy Family of Companies from 1994 to 2009. Mr. Krigstein also serves as trustee and member of the audit committee of Plan Investment Fund, Inc., a mutual fund company that is open only to members and licensees of the Blue Cross and Blue Shield Association and certain related organizations, from 2011 to the present. Mr. Krigstein’s experience as an executive in the health insurance field qualifies him to be a member of our board of directors.

Robert J. Oakes, 56, has served as one of our directors since August 2008. He has served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007 through January 26, 2015 and as our Vice Chairman since January 26, 2015. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro Technologies, LLC), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro Enterprise. InsPro Enterprise is a state-of-the-art Insurance, Marketing, Administration and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health and disability products. Mr. Oakes’ experience in the development of our flagship product and his management of InsPro Technologies, LLC through January 26, 2015, qualifies him to be a member of our board of directors.

Sanford Rich, 57, has served as one of our directors since April 2006. Mr. Rich is currently the Chief of Negotiations and Restructuring at the Pension Benefit Guaranty Corporation, a U.S. government agency, and has been in that position since November 2012. He is a director and the Audit Committee Chairman at Aspen Group Inc., an online for profit university. Mr. Rich served as director and Chief Executive Officer at In the Car, LLC from October 2011 to November 2012. Mr. Rich served as a director, audit committee chairman and SEC qualified audit committee financial expert of Interclick, Inc. from 2007 to 2010.  From 1995 to May 2008, Mr. Rich was director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980).  Mr. Rich’s 30+ years of experience in the financial sector qualifies him to be a member of our board of directors.

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L.J. Rowell, 83, has served as a director since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell served on the board of directors of the PMA Group from 1992 until 2009. Mr. Rowell served on the board of directors of the Southeast Pennsylvania Chapter of the American Red Cross, the American College, The Foundation at Paoli and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee from 1992 to 2008. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign. Mr. Rowell’s extensive experience in the insurance industry and his civic service for various health care organizations qualifies him to be a member of our board of directors.

Paul Soltoff, 61, has served as a director since November 2005. He is currently Managing Partner of RobPet, LLC.  He served as Chairman and Chief Executive Officer of Acquirgy, Inc. from 2009 through 2014.  He served as Chairman and Chief Executive Officer of SendTec, Inc. since its inception in February 2000 through 2009. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com. Mr. Soltoff’s experience as an officer and director in the Internet marketing sector qualifies him to be a member of our board of directors.

Anthony R. Verdi, 66, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008, as Acting Chief Executive Officer from June 20, 2008 through May 18, 2011 and as Chief Executive Officer from May 18, 2011 through January 26, 2015. From 2001 until November 2005, Mr. Verdi provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident American Corporation and Chief Financial Officer of HealthAxis, Inc. From January 1990 until December 1998 Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller. Mr. Verdi’s extensive experience in the health insurance industry and his financial and accounting background qualifies him to be a member of our board of directors.

Edmond J. Walters, 54, has served as a director since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that Mr. Walters founded in 2000. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA. Mr. Walters’ 20+ years of experience in the financial sector qualify him to be a member of our board of directors.

Our board of directors recommends a vote “FOR” each of the foregoing nominees.

Board of Directors and Committees

Our board of directors currently is composed of Messrs. Adamsky, Azeez, Caldwell, Harrison, Harvey, Krigstein, Oakes, Rich, Rowell, Soltoff, Verdi and Walters. Mr. Caldwell is the Chairman of our board of directors. Directors serve until the next annual meeting of stockholders, until their successors are elected or appointed or qualified, or until their prior resignation of removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

      Although our common stock is not listed on NASDAQ and, as a result, we are not subject to NASDAQ’s listing standards, we voluntarily strive to comply with such standards. As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by a company’s board of directors. Our board of directors, in applying the standards for independence as defined by Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission, has affirmatively determined that Messrs. Adamsky, Azeez, Harrison, Harvey, Krigstein, Rich, Rowell, Soltoff and Walters are “independent” directors.

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Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Pursuant to our Amended and Restated Bylaws, our board of directors may from time to time establish other committees to facilitate the management of our business and operations.

Board and Committee Meetings

During the year ended December 31, 2014, our board of directors held four meetings. Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend special and annual meetings of stockholders. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which each particular director served. Messrs. Adamsky, Azeez, Caldwell, Harrison, Harvey, Oakes, Rich, Rowell, Soltoff, Verdi and Walters attended the 2014 Annual Meeting of Stockholders. During the year ended December 31, 2014, our audit committee of our board of directors held five committee meetings. During the year ended December 31, 2014, our compensation committee and our nominating and governance committee of our board of directors held no committee meetings.

Board Leadership Structure and Risk Oversight

The role of chief executive officer and chairman of the board were separate positions through January 26, 2015 and were combined into a single position with Mr. Caldwell’s appointment as chief executive officer on January 26, 2015. We believe it is the chief executive officer’s responsibility to oversee the Company’s operations and the chairman’s responsibility to coordinate the appropriate functioning of the board.

The audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board. The audit committee receives reports from management at least quarterly regarding the Company’s assessment of risks and the audit committee meets with management to discuss the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate these exposures. The audit committee reports regularly to the full board of directors, which also considers the Company’s risk factors. While the board oversees the Company’s risk management, company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

Code of Business Conduct and Ethics

We adopted an amended and restated Code of Business Conduct and Ethics on January 29, 2008. Our Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K, applies globally to our corporate directors, executive officers, senior financial officers and other employees. Our Code of Business Conduct and Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A printed copy of our Code of Business Conduct and Ethics may be obtained free of charge by writing to us at InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Audit Committee

The members of our audit committee are Messrs. Caldwell, Rich and Rowell. Mr. Caldwell became chairman of the committee effective upon his appointment to the board of directors on April 1, 2008 through January 26, 2015. Mr. Rich became chairman of the committee effective upon his appointment by the board of directors on January 26, 2015. Our audit committee assists our board of directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the evaluation of the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	the preparation of the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

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 Our board of directors has determined that Mr. Rich is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. Although our common stock is not listed on NASDAQ and, as a result, we are not subject to NASDAQ’s listing standards, we voluntarily strive to comply with such standards with the exception of Mr. Caldwell’s membership on the audit committee. Our board of directors, in applying the above-referenced standards, has affirmatively determined that each of Messrs. Rich and Rowell are “independent”.

We believe that the composition of our audit committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations, and the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

A copy of the charter of our audit committee is attached to this proxy statement as Appendix A.

Compensation Committee

The members of our compensation committee are Messrs. Adamsky, Harrison and Rich. Mr. Harrison chairs the committee. Specific responsibilities of our compensation committee include:

•	to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees;

•	to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

•	to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements, as appropriate, based on performance;

•	to review and monitor management development and succession plans and activities; and

•	to prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

We believe that the composition of our compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

A copy of the charter of our compensation committee was attached to our 2014 proxy dated July 10, 2014 and it has not since been amended.

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Nominating and Governance Committee

The members of our nominating and governance committee are Messrs. Rowell, Harrison, Soltoff and Walters. Mr. Rowell chairs the committee. This committee is responsible for recommending qualified candidates to the board of directors for election as directors, including the slate of directors that the board proposes for election by stockholders at Annual Meetings. While the committee does not have a formal diversity “policy,” the committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the committee’s existing nominations process is designed to identify the best possible nominees for the board, regardless of the nominee’s gender, racial background, religion or ethnicity. The committee identifies candidates through a variety of means, including recommendations from members of the board and suggestions from our management, including our Chairman and Chief Executive Officer. In addition, the committee considers candidates recommended by third parties, including stockholders. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing our Secretary and giving the recommended candidate’s name, biographical data and qualifications.

The nominating and corporate governance committee operates under a formal charter adopted by the board that governs its duties and standards of performance. A copy of the nominating and governance committee charter was attached to our 2014 proxy dated July 10, 2014 and it has not since been amended.

Transactions With Related Persons

From the beginning of our last fiscal year until the date of this proxy statement, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the transaction listed below.

•	On May 22, 2014, the board of directors of the Company granted warrants to purchase 1,140,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Stock”) at an exercise price equal to $3.00 per share (the “Series B Warrants”) to the directors of the Company. Messrs. Adamsky and Caldwell assigned their warrants to The Co-Investment Fund II, L.P. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019.

•	On May 22, 2014, the board of the Company authorized the grant of a warrant to purchase 30,000 shares of the Series B Stock at an exercise price equal to $3.00 per share (the “IBC Warrant”) to either Mr. Alan Krigstein or to Independence Blue Cross (“IBC”) or its affiliate as designated by Mr. Krigstein, subject to and effective on the date of Mr. Krigstein’s designation to the Company of the recipient of the IBC Warrant. Mr. Krigstein, the executive vice president and chief financial officer of Independence Hospital Indemnity Plan, Inc. (formerly named Independence Blue Cross) and Independence Blue Cross, LLC (“IBC, LLC”), was subsequently elected as a director of the Company effective June 3, 2014. On August 14, 2014, the Company received Mr. Krigstein’s written notice designating the IBC Warrant to be issued to IBC, LLC. The Company granted the IBC Warrant to IBC, LLC effective August 14, 2014. The IBC Warrant is immediately exercisable, non transferrable and will expire on May 22, 2019.

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•	On January 30, 2015, the Company and InsPro Technologies, LLC (“InsPro LLC,” and together with the Company, the “Borrowers”) issued a Secured Convertible Promissory Note (“Note”) to The Co-Investment Fund II, L.P. (“Co-Investment”), a holder of more than 5% of our common stock on an as converted basis, pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Borrowers and Co-Investment entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 (“Loan”) to the Borrowers, which is secured by all assets of the Borrowers other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (collectively, the “Collateral”). Pursuant to the Note, interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000. In the event that the Company consummates a consolidation, merger of reorganization in which the stockholders of the Company do not hold at least a majority of the voting power of the surviving entity in substantially the same proportion immediately after such consolidation, merger or reorganization, or the Company consummates a transaction or series of related transaction in which in excess of fifty percent of the voting power is transferred, then upon notice to Co-Investment the Company shall repay the entire outstanding principal balance and all unpaid accrued interest under the Note upon the closing of such transaction. The Borrowers may prepay the Note at any time in whole or in part without payment of penalty or unearned interest.

•	Pursuant to the Security Agreement, the Borrowers shall not, without the Co-Investment’s prior consent, sell, lease or otherwise dispose of any equipment or fixtures constituting Collateral. In addition, the Borrowers will furnish Co-Investment with such information and documents regarding the Collateral and their financial condition, business, assets and liabilities as is reasonably requested by Co-Investment.

In connection with the Financing Agreements, Co-Investment entered into a Subordination Agreement (“Subordination Agreement”) with Silicon Valley Bank (“SVB”), the terms of such agreement were approved by the Company, InsPro LLC and Atiam Technologies L.P. Pursuant to the Subordination Agreement, Co-Investment agreed, among other things, that all obligations under that certain Amended and Restated Loan Agreement and any other obligations to SVB would be senior to the outstanding indebtedness under the Financing Agreements.

•	On March 27, 2015, the Borrowers issued a second Secured Convertible Promissory Note (“The Second Note”) in the amount of $1,000,000 to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note, and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement.

•	On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Walters Loan”). The Walters Loan was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Walters Loan is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

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Selection of Directors and Stockholder Nominations Process

In connection with our proxy solicitation relating to an annual meeting of stockholders, our board of directors recommends a slate of nominees for election by our stockholders. In addition, our board of directors fills vacancies on our board of directors when necessary or appropriate. Recommendations or determinations of our board of directors are made after consideration of the recommendations of, and information supplied by, our nominating and governance committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership. The nominating and governance committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. The nominating and governance committee also may determine to retain third-party executive search firms to identify candidates from time to time.

Our nominating and governance committee considers board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our board of directors and nominating and governance committee also seek members from diverse backgrounds so that our board of directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to recommend a director for reelection, our nominating and governance committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and committees of the board on which the director served.

The nominating and governance committee will consider director nominees recommended by stockholders who submit the following information in writing to InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary, if such information is received at least 120 calendar days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders:

•	the name and address of the recommending stockholder;

•	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	information about the relationship between the candidate and the recommending stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of Shares that the recommending stockholder owns and the length of time the Shares have been owned.

We may require any nominating stockholder or proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as one of our directors.

Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our Amended and Restated Bylaws, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications to our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may send communications to our board of directors in writing, addressed to the full board of directors, individual directors or a specific committee of our board of directors, c/o InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary. Our board of directors relies on our Assistant Secretary to forward written questions or comments to the full board of directors, named directors or specific committees of our board of directors, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

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 PROPOSAL 2: RATIFICATION OF APPOINTMENT OF D’ARELLI PRUZANSKY, P.A. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

The audit committee of our board of directors has appointed D’Arelli Pruzansky, P.A. as our independent registered public accountants for the fiscal year ending December 31, 2015 and has further directed that management submit the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants for ratification by the stockholders at the Annual Meeting. Representatives of D’Arelli Pruzansky, P.A. are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Neither our Amended and Restated Bylaws nor any other governing documents or law require stockholder ratification of the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants. However, the audit committee is submitting the appointment of D’Arelli Pruzansky, P.A. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain D’Arelli Pruzansky, P.A.. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to ratify the appointment of D’Arelli Pruzansky, P.A.. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will have no effect on the proposal.

A summary of the fees of D’Arelli Pruzansky, P.A. for the years ended December 31, 2014 and 2013 are set forth below:

	2014 Fees	2013 Fees
Audit Fees (1)	$82,500	$82,500
Audit-Related Fees (2)	-	1,500
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$82,500	$84,000

(1)   Audit fees of D’Arelli Pruzansky, P.A. for the fiscal years ended December 31, 2014 and 2013 were for professional services rendered for the 2014 and 2013 audits and our interim quarterly reviews of our consolidated financial statements, which are normally provided in connection with statutory and regulatory filings or engagements.

(2)    Audit-related fees of D’Arelli Pruzansky, P.A. for the fiscal year ended December 31, 2013 were for professional services rendered for the review of the Company’s registration statement on Form S-1.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Our board of directors recommends a vote “FOR” Proposal 2.

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PROPOSAL 3: AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Stockholders are being asked to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 400,000,000 shares to 500,000,000 shares.

Our Board has adopted a resolution authorizing this amendment, subject to stockholder approval. Our Board believes that this amendment will provide certain long-term advantages to us and to our stockholders and recommends approval by the stockholders.

Purpose and Background of the Increase in Authorized Shares of Common Stock

As of June 23, 2015, we had 41,543,655 Common Shares issued and outstanding, 38,093,780 Common Shares reserved for issuance underlying currently issued and outstanding warrants to purchase Common Shares, 9,200,000 Common Shares reserved for issuance underlying currently issued and outstanding warrants to purchase Series A Convertible Preferred Stock, 23,400,000 Common Shares reserved for issuance underlying currently issued and outstanding warrants to purchase Series B Convertible Preferred Stock, 25,535,000 Common Shares reserved for the conversion of currently issued and outstanding Series A Convertible Preferred Stock, 76,187,560 Common Shares reserved for the conversion of currently issued and outstanding Series B Convertible Preferred Stock, 6,850,000 Common Shares reserved for issuance underlying currently issued and outstanding options and 22,146,980 Common Shares reserved for issuance under certain of our existing equity compensation plan. Accordingly, there were 149,663,025 Common Shares available for future issuance and contingencies as of June 23, 2015.

We are proposing to increase the total number of our authorized Common Shares from 400,000,000 to 500,000,000 shares so that we will have sufficient authorized but unissued Common Shares for various corporate purposes including, but not limited to, the sale of stock to raise capital, the purchase of property, combinations with other companies, the use of additional shares for various equity compensation and other employee benefit plans, the declaration of stock splits or distributions and other general corporate transactions. While we do not have any immediate plans, arrangements or understanding for the sale of additional shares of our stock to raise capital, to purchase property, to combine with other companies or to declare any stock splits or distributions, if this proposal is approved, we may use the additional authorized but unissued Common Shares for any one of these or similar purposes in the future as appropriate. Based on the approximately 250.3 million Common Shares that were currently either outstanding or reserved for future issuance, our Board has determined that the number of unreserved Common Shares presently available for issuance is insufficient for these purposes.

Additional stockholder action will not be required for our Board to issue these additional shares for any proper corporate purpose approved by our Board, except as may be required by law, regulation or the rules of any stock exchange or quotation system on which our Common Shares are then listed or quoted (currently Over the Counter Bulletin Board). Additional stockholder approval requirements may apply in the case of certain transactions, such as the issuance of Series A Convertible Preferred Stock in excess of 1,700,750 shares, the issuance of Series B Convertible Preferred Stock in excess of 20,622 shares, business combination transactions or the adoption of employee benefit plans. If any such additional Common Shares are to be issued in connection with potential business transactions that independently require stockholder approval, such approval will be sought at the appropriate time. We reserve the right to seek a further increase in authorized Common Shares from time to time in the future as we consider appropriate.

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Effect on Outstanding Stock

If stockholders approve this proposal, as soon as practicable following such approval, the Company will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Issuances of the authorized Common Shares in the future, such as pursuant to any additional equity financing, including any securities convertible into Common Shares, or upon exercise of outstanding warrants (i) will dilute stockholders’ percentage ownership of our Company and (ii) may dilute the value of current stockholders’ Shares. In addition, any converted Preferred Shares will be returned to the status of authorized but unissued shares of undesignated preferred stock and may thus be available for future issuance, including as a future series or class of preferred stock that will be convertible into Common Shares.

Potential Anti-Takeover Effect

The proposed amendment to increase the number of our authorized Common Shares could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile takeover attempt, it may be possible for us to issue additional Shares, thereby diluting or impairing the voting power of the other outstanding Shares and increasing the potential costs to acquire control of us. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for our stockholders to dispose of their Common Shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. It also may have the effect of perpetuating our current management, including the current Board, and placing it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.

Certain provisions of our charter documents may have the effect of delaying or preventing changes in control or management, which could have an adverse effect on the market price of our Common Shares. In addition, our charter documents do not permit cumulative voting, which may make it more difficult for a third party to gain control of our Board.

Consequences if this Proposal is Not Approved

If our stockholders do not approve this proposal we may be limited in our ability to issue additional authorized but unissued Common Shares to raise capital, to purchase property, to combine with other companies or to declare any stock splits or distributions for any one of these or similar purposes in the future. In addition, we may be limited in our ability to issue additional authorized but unissued Preferred Shares due to an insufficient number of Common Shares into which the Preferred Shares are convertible.

Consequences if this Proposal is Approved

In the event that we receive stockholder approval of this proposal, our Board intends to effect the increase in the number of authorized Common Shares through a single amendment to our Certificate of Incorporation. The result of the increase in the number of authorized Common Shares will be an increase in the number of authorized Common Shares from 400,000,000 to 500,000,000.

Financial Information

You should also consider in your analysis of this proposal our consolidated financial statements and related notes, and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which are incorporated herein by reference.

No Dissenters’ Rights

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Amended and Restated Bylaws to any stockholder who dissents from this proposal.

Vote Required; Recommendation of our Board of Directors

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to approve this proposal. Abstentions will have no effect on the vote.

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Our board of directors unanimously recommends a vote “FOR” the amendment to the Certificate of Incorporation to increase the number of authorized Common Shares.

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EXECUTIVE COMPENSATION

Please see “Proposal 1: Election of Twelve Directors” for a brief biography of Donald R. Caldwell, Chief Executive Officer, Anthony R. Verdi, Chief Financial Officer, and Robert J. Oakes, Vice Chairman of the Board of Directors.

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2014 and 2013 by our Principal Executive Officer and each of our three other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2014. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (7)	Stock Awards ($)	Option Awards ($) (8)	All Other Compensation ($) (9)	Total ($)

Donald R. Caldwell (1)	2014	-	-	-	-	-	-
Chief Executive Officer,	2013	-	-	-	-	-	-
Chairman of the Board of Directors

Anthony R. Verdi (2)	2014	250,000	-	-	438,000	16,296	704,296
Chief Executive Officer,	2013	250,000	-	-	-	16,335	266,335
Chief Financial Officer & Chief
Operating Officer

Robert J. Oakes (3)	2014	300,000	-	-	438,000	18,970	756,970
President & Chief Executive Officer of InsPro Technologies, LLC	2013	300,000	-	-	-	21,133	321,133

Michael Mullin (4)	2014	-	-	-	-	-	-
Chief Operating Officer of	2013	220,000	-	-	-	132,854	352,854
InsPro Technologies, LLC

Mark Daley (5)	2014	116,667	24,994	-	75,600	5,801	223,062
Chief Revenue Officer of	2013	-	-	-	-	-	-
InsPro Technologies, LLC

John Keddy (6)	2014	66,288	40,000	-	117,000	9,905	233,193
Chief Information Officer of	2013	-	-	-	-	-	-
InsPro Technologies, LLC

(1) Mr. Caldwell has assigned all of his compensation from the Company to The Co-Investment Fund II, L.P. Mr. Caldwell has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer and Chairman since January 26, 2015. Mr. Caldwell received no compensation as Chief Executive Officer. Mr. Caldwell’s compensation received in 2014 and 2013 was that of a non-employee director and is included in the tables and disclosures with all other non employee directors.

(2) Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008, interim Principal Executive Officer on June 20, 2008 and Principal Executive Officer on May 18, 2011 through January 26, 2015.

(3) Mr. Oakes was appointed as President of our subsidiary InsPro Technologies, LLC from October 1, 2007 through January 26, 2015 and Vice Chairman of the board of directors of InsPro Technologies Corporation effective January 26, 2015.

(4) Mr. Mullin was appointed Chief Operating Officer of our subsidiary InsPro Technologies, LLC on June 20, 2011 and served in that capacity through December 29, 2013. Mr. Mullin’s employment terminated effective December 29, 2013.

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(5) Mr. Daley was appointed Chief Revenue Officer of our subsidiary InsPro Technologies, LLC on June 2, 2014.

(6) Mr. Keddy was appointed Chief Information Officer of our subsidiary InsPro Technologies, LLC on September 24, 2014.

(7) Mr. Daley received variable compensation based on license fee revenue recognized in accordance with his variable compensation arrangement. Mr. Keddy received a one-time sign-on bonus.

(8) Represents the aggregate grant date fair value of the stock option or warrants to purchase the Company’s Series B Convertible Preferred Stock as of the date of grant using the Black-Scholes option-pricing model. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

Name	Fiscal Year	Fair Value at Date of Grant ($)	Number of Options Granted (#)	Option Exercise Price ($)	Closing Stock Price on the Date of Grant ($)	Date of Grant		Expected Volatility	Risk Free Interest Rate	Expected Life in Years	Assumed Dividend Yield

Donald R. Caldwell (a)	2014	-	-	-	-	-		-	-	-	-
	2013	-	-	-	-	-		-	-	-	-

Anthony R. Verdi (b)	2014	$438,000	300,000	$3.000	$3.000	5	/22/2014	769%	0.050%	5.0	0.0%
	2013	-	-	-	-	-		-	-	-	-

Robert J. Oakes (c)	2014	$438,000	300,000	$3.000	$3.000	5	/22/2014	769%	0.050%	5.0	0.0%
	2013	-	-	-	-	-		-	-	-	-

Michael Mullin	2014	-	-	-	-	-		-	-	-	-
	2013	-	-	-	-	-		-	-	-	-

Mark Daley (b)	2014	$75,600	1,800,000	$0.100	$0.042	8	/19/2014	753%	0.050%	5.0	0.0%
	2013	-	-	-	-	-		-	-	-	-

John Keddy (b)	2014	$117,000	1,800,000	$0.100	$0.065	11	/14/2014	789%	0.070%	5.0	0.0%
	2013	-	-	-	-	-		-	-	-	-

(a)          Mr. Caldwell has assigned all of his compensation from the Company to The Co-Investment Fund II, L.P. Mr. Caldwell received no compensation as Chief Executive Officer. On May 22, 2014, the board of directors of the Company granted warrants to purchase 30,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share to Mr. Caldwell. On May 22, 2014, Mr. Caldwell assigned these warrants to the Co-Investment Fund II, L.P. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019. Mr. Caldwell’s compensation received in 2014 and 2013 was that of a non-employee director and is included in the tables and disclosures with all other non employee directors.

(b)          On May 22, 2014, the board of directors of the Company granted warrants to purchase 300,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share to Messrs. Verdi and Oakes. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019.

(c)          Options to purchase common stock issued under the Company’s 2010 Equity Compensation Plan.

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(9)          All other compensation paid to our named executive officers in the fiscal year ended December 31, 2013 consisted of the following:

Name	Payments for Auto and Equipment ($) (a)	Company Paid Health, Life and Disabilitly Insurance ($) (b)	Company Matching of Employee 401(k) Contributions (c)	Reimbursement of Personal Living Expenses (d)	Total ($)

Donald R. Caldwell	-	-	-	-	-

Anthony R. Verdi	13,200	683	2,413	-	16,296

Robert J. Oakes	1,200	15,170	2,600	-	18,970

Michael Mullin	-	-	-	-	-

Mark Daley	700	4,180	921	-	5,801

John Keddy	300	1,071	-	8,534	9,905

(a)          Payments for auto and equipment represent monthly allowances for auto, cell phones and other equipment.

(b)          Company-paid health, life and disability insurance represent the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. The Company paid 75% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c)          Company matching of employee 401(k) contributions represents 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for Messrs. Verdi and Oakes and unvested for Messrs. Daley and Keddy.

(d)          Reimbursement of personal living expenses for Mr. Keddy represents the reimbursement of Mr. Keddy’s personal living expenses in accordance with his employment arrangement.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2014. There have been no stock awards granted. The information below pertains to stock options, which were granted under the 2010 Equity Compensation Plan (which includes prior grants under our 2005 Incentive Stock Plan, 2006 Omnibus Equity Compensation Plan and 2008 Equity Compensation Plan), a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Oakes on August 18, 2010, and a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Verdi on September 14, 2011, and warrants to purchase 300,000 shares of the Company’s Series B Convertible Preferred Stock were issued to Mr. Oakes and Mr. Verdi on May 22, 2014.

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable

Donald R. Caldwell	-	-	-	-		-

Anthony R. Verdi	150,000	-	-	4.00	9	/14/2016
	350,000	-	-	1.00	11	/09/2015
	300,000	-	-	3.00	5	/22/2019

Robert J. Oakes	1,500,000	-	-	0.11	8	/18/2015
	150,000	-	-	4.00	8	/18/2015
	300,000	-	-	3.00	5	/22/2019

Michael Mullin	-	-	-	-		-

Mark Daley	300,000	1,500,000	-	0.10	8	/19/2019

John Keddy	300,000	1,500,000	-	0.10	11	/14/2019

Employment, Severance and Other Agreements

Anthony R. Verdi

Pursuant to an amended and restated employment agreement, Mr. Verdi served as our Principal Executive Officer through January 26, 2015, and serves as our Chief Financial Officer and Chief Operating Officer. His amended and restated employment agreement automatically renewed for a one year term on March 31, 2014, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

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Robert J. Oakes

Pursuant to an amended and restated employment agreement with InsPro Technologies, LLC, Mr. Oakes served as InsPro Technologies, LLC’s President and Chief Executive Officer through January 26, 2015, and served as Vice Chairman of the Company’s board of directors effective January 26, 2015. Pursuant to his employment agreement, his annual base salary was $250,000 per year through September 30, 2011. On April 7, 2011, Mr. Oakes received an increase in his base compensation pursuant to his employment agreement to $300,000 retroactive to July 1, 2010, upon InsPro Technologies, LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes was entitled to bonus compensation equal to 100% of the InsPro Technologies, LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of InsPro Technologies Corporation. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2014 and will be annually automatically extended annually thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Oakes employment agreement, he is subject to non competition and non-solicitation obligations during the term of his employment agreement and for a period of one year following his termination.

Michael Mullin

Pursuant to an employment agreement with InsPro Technologies, LLC Mr. Mullin served as InsPro Technologies, LLC’s Chief Operating Officer from June 20, 2011 through December 29, 2013. His employment agreement automatically renewed for a one year term on June 20, 2013 and was terminated effective December 29, 2013. Pursuant to his employment agreement, his annual base salary was $220,000 per year plus a $1,000 per month benefits allowance paid each month that he was not a participant in the Company’s health insurance plans offer to executives and such fringe benefits as are available to other executives of InsPro Technologies Corporation.

Pursuant to his written offer of employment Mr. Mullin was entitled to variable incentive cash compensation each calendar quarter amounting to 100% of InsPro Technologies, LLC’s positive cash flow up to a maximum of $12,500 per calendar quarter.

On November 29, 2013, we agreed to a Separation of Employment and General Release Agreement with Mr. Mullin, whereby we and Mr. Mullin mutually agreed that Mr. Mullin’s employment terminated effective December 29, 2013, which we refer to as the separation date. Under the terms of this agreement, we agreed to continue to pay Mr. Mullin his current monthly base salary of $18,333 for a period of six (6) months after the separation date, less applicable tax withholding, which amount will be paid in equal monthly installments in accordance with our normal payroll practices. Any unvested stock option grants held by Mr. Mullin as of the separation date were forfeited. All vested stock option grants held by Mr. Mullin as of the separation date will expire in accordance with their original expiration term.

Mark Daley

Mr. Daley has served as InsPro Technologies, LLC’s Chief Revenue Officer effective June 2, 2014. Mr. Daley is an at-will employee. Mr. Daley is entitled to variable incentive compensation based on a percentage of new sales pursuant to a written variable compensation arrangement with InsPro Technologies, LLC.

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John Keddy

Pursuant to an employment agreement with InsPro Technologies, LLC, Mr. Keddy serves as InsPro Technologies, LLC’s Chief Information Officer effective September 25, 2014. Pursuant to his employment agreement, his annual base salary is $250,000 per year plus such fringe benefits as are available to other executives of the Company. His employment agreement has a term of one year and automatically renewed for a one year term on each anniversary unless either party provides written notification to the other party of non-renewal no later than 30 days prior to the termination date of the agreement.

Pursuant to his offer of employment Mr. Keddy was entitled to receive a $40,000 one-time sign-on bonus, receive up to $3,500 per week for up to 10 weeks effective September 25, 2014 as reimbursement for out-of-pocket temporary housing costs, receive up to $12,000 for reimbursement of reasonable moving expenses and eligible to participate in the Company’s management bonus program beginning on January 1, 2015.

In the event of Mr. Keddy’s termination without cause or for good reason, he or his estate would receive his then current base monthly salary for a period of six months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Keddy’s employment agreement, he is subject to a non competition and non-solicitation provision during the term of his employment agreement and for a period of 6 months following his termination.

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Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2014. There was no non-equity incentive plan compensation or nonqualified deferred compensation earnings paid to any of our directors for the year ended December 31, 2014. Directors who are employees receive no additional or special compensation for serving as directors. All compensation for Messrs. Oakes and Verdi is included in the Summary Compensation Table. Mr. Caldwell was appointed Chief Executive Officer of the Company on January 26, 2015. Mr. Caldwell’s compensation received was that of a non employee director in 2014 and is included with all other non employee directors’ compensation in the table below. Messrs. Adamsky, and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P. Messrs. Adamsky and Caldwell are stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of The Co-Investment Fund II, L.P.

Name		Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards (3)	Total ($)

Brian Adamsky	(2)	6,000	-	43,800	49,800

Michael Azeez		6,000	-	43,800	49,800

Donald Caldwell	(2)	8,500	-	43,800	52,300

John Harrison		6,000	-	43,800	49,800

Kenneth Harvey		4,500	-	438,000	442,500

Alan Krigstein	(3)	-	-	30,000	30,000

Sanford Rich		8,500	-	43,800	52,300

L.J. Rowell		8,500	-	43,800	52,300

Paul Soltoff		6,000	-	43,800	49,800

Edmond Walters		4,500	-	43,800	48,300

(1)	Represents board and committee meeting fees paid to our directors under our Non-Employee Director Compensation Plan.

(2)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P.

(3)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC and he has declined all cash compensation.

(4)	The following table sets forth information concerning warrants to purchase shares of the Company’s Series B Convertible Preferred Stock, which were issued to all members of the Board as of May 22, 2014, and to Mr. Krigstein on August 14, 2014, which collectively represent options and warrants issued to non-employee directors during the fiscal year ended December 31, 2014.

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Name	Fair Value at Date of Grant ($)	Number of Options Granted (#)	Option Exercise Price ($)	Closing Stock Price on the Date of Grant ($)	Date of Grant		Expected Volatility	Risk Free Interest Rate	Expected Life in Years	Assumed Dividend Yield

Brian Adamsky (a)	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

Michael Azeez	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

Donald Caldwell (a)	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

John Harrison	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

Kenneth Harvey	438,000	300,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

Alan Krigstein	30,000	30,000	3.00	3.00	8	/14/2014	768%	0.060%	4.8	0.0%

Sanford Rich	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

L.J. Rowell	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

Paul Soltoff	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

Edmond Walters	43,800	30,000	3.00	3.00	5	/22/2014	769%	0.050%	5.0	0.0%

(a)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P.

(b)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC.

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The following table sets forth information concerning the aggregate number of options and warrants available, which are options or warrants issued, outstanding and exercisable, for non-employee directors as of December 31, 2014.

Aggregate Number of Options Available as of December 31, 2014

Brian Adamsky (1)	-

Michael Azeez (2)	30,000

Donald Caldwell (1)	-

John Harrison (3)	250,000
(2)	30,000

Kenneth Harvey (2)	300,000

Alan Krigstein (4)	-

Sanford Rich (3)	200,000
(2)	30,000

L.J. Rowell(3)	200,000
(2)	30,000

Paul Soltoff (3)	150,000
(2)	30,000

Edmond Walters (2)	30,000

(a)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to The Co-Investment Fund II, L.P.

(b)	Represents warrants to purchase shares of the Company’s Series B Convertible Preferred Stock.

(c)	Represents stock options granted from the Company’s 2010 Equity Compensation Plan.

(d)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC.

Director Compensation Plan

Directors who are employees receive no additional or special compensation for serving as directors. Non employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan, which was amended on December 13, 2011, to remove all equity compensation and annual cash retainer components from the plan and to increase the per Board meeting cash fee effective January 2, 2012:

The compensation of the Company’s non-employee directors is as follows:

●	$1,500 meeting fee for each director for each meeting of the Board attended in person or via conference telephone.

●	$500 meeting fee for each committee member for each meeting of a committee of the Board, attended in person or via conference telephone.

We also purchase directors’ and officers’ liability insurance for the benefit of our directors and officers as a group. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees in accordance with the Company’s expense reimbursement policies in effect from time to time. No fees are payable to directors for attendance at specially called meetings of the board.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION OF THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT INSPRO TECHNOLOGIES CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF THE AUDIT COMMITTEE

Our board of directors established an audit committee in January 2006, which was reconstituted in July 2006 to comply with the independence and other requirements under NASDAQ listing standards. Effective July 2006, our board of directors also adopted a written charter for the audit committee. Our audit committee oversees our financial reporting process on behalf of our board of directors.

Our audit committee has reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, and their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

Our audit committee has received from and discussed with D’Arelli Pruzansky, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The board of directors also discussed with D’Arelli Pruzansky, P.A. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our audit committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. In reliance on these reviews and discussions, our audit committee determined that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Respectfully submitted,

By the Audit Committee of the Board of Directors

Donald R. Caldwell

Sanford Rich

L. J. Rowell

[_____], 2015

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the Securities and Exchange Commission. Executive officers, directors, and persons who own more than ten percent of our common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS – 2016 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission by mailing the proposals to InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary. Any proposal that an eligible stockholder desires to have included in the proxy statement and presented at the 2015 Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us no later than March 12, 2016, and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements.

Other deadlines apply to the submission of stockholder proposals for the 2016 Annual Meeting of Stockholders that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to stockholder proposals relating to director nominations, see page 12 of this proxy statement. With respect to other stockholder proposals for the 2016 Annual Meeting, the deadline under regulations adopted by the Securities and Exchange Commission is June 1, 2016 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2016 Annual Meeting of Stockholders.

OTHER MATTERS

Our board of directors is not aware of any other matter not set forth herein that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our board of directors on such matters.

Upon written request to InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the financials and the schedules thereto. )

By Order of the Board of Directors,

Donald R. Caldwell
Chief Executive Officer and Chairman of the Board of Directors

 Dated: [_____], 2015

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of InsPro Technologies Corporation (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.	To assist the Board in its oversight of: (1) the integrity of the Company’s financial statements; and (2) the Company’s compliance with legal and regulatory requirements;

B.	To interact directly with, and evaluate the performance of, the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight and shall not relieve the Company’s management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial condition, results of operations, and cash flows in accordance with generally accepted accounting principles (“GAAP”) or the responsibilities of the independent auditors relating to the audit or review of financial statements, nor can the Committee certify that the independent auditor is “independent” under applicable rules.

II.	Membership and Qualifications

A.	Number and Independence. The Committee shall consist of at least three directors and a majority of the directors shall be independent. A director will qualify as independent if the Board has affirmatively determined that such director has met the independent director requirements set forth in the Marketplace Rules of the Nasdaq Stock Market. In addition, to qualify as independent, members of the Committee also shall satisfy the requirements of Rule 10-A-3(b) under the Securities Exchange Act of 1934, as amended, which currently are as follows:

1.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC; and

2.	No Committee member may accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee.

B.	Financial Sophistication. All members of the Committee shall be financially literate. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

C.	Selection and Removal. The members of the Committee shall be designated and approved by a majority of the whole Board and shall serve for one-year terms or until their successors are appointed, subject to their earlier resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office. The Board shall designate one member of the Committee to serve as Chairman.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

D.	Simultaneous Membership. Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.	Meetings, Procedures, and Funding

A.	Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event fewer than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.	Special Meetings. The Chairman of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

C.	Additional Attendees. The Committee may request that any directors, officers, or employees of the Company, or any other person whose advice and counsel is sought by the Committee, attend any meeting to provide such information as the Committee requests.

D.	Meetings with Independent Auditors. The Committee shall meet with the independent auditors and management in separate meetings as often as it deems necessary and appropriate in its judgment.

E.	Reporting. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

F.	Minutes. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

G.	Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

H.	Company Resources. The Committee shall have the authority to obtain advice and assistance from internal and external advisors, and the Company shall provide appropriate funding, as determined by the Committee, for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.	Financial Reporting Process.

1.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company’s accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

2.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

4.	The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment.

1.	The Committee shall periodically, but not less than annually, review management’s assessment of the Company’s enterprise-wide risks (including, without limitation, business interruption, crisis management, cyber security issues and the Company’s various insurance coverages).

2.	The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, as well as internal control over financial reporting relating to the authorization of transactions and safeguarding and control of assets, and, where applicable, shall oversee the changes in internal control over financial reporting intended to address any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on internal control over financial reporting and the independent auditors’ attestation report on management’s evaluation of internal control over financial reporting, when those reports are required by SEC rules.

C.	Independent Auditors.

1.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

3.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

4.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (c) in order to assess the firm’s independence, all relationships between the firm and the Company.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

5.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates, or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and management’s response to same, shall discuss with the independent auditors any other matters required to be brought to its attention under auditing standards (e.g., Statement on Auditing Standards No. 61 and Independent Standards Board Standard No. 1), and shall resolve any disagreements between the independent auditors and management.

7.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead partner. In making its evaluation, the Committee shall take into account the opinions of management. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.	The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

D.	Evaluations, Reports and Other Responsibilities.

1.	The Committee shall annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness, and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the performance and independence of the Company’s independent auditors, and the effectiveness of the Company’s disclosure controls and procedures.

3.	The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

4.	The Committee shall establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

5.	The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

6.	The Committee shall maintain free and open communication with the Board, management, the internal auditor, and the independent auditors.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

7.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.	The Company shall provide appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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INSPRO TECHNOLOGIES CORPORATION 150 N RADNOR-CHESTER RD, SUITE B-101 RADNOR, PA 19087

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL #	0000000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E			123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F			123,456,789,012.12345
THE COMPANY NAME INC. - 401 K			123,456,789,012.12345

	PAGE	1	OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒			KEEP THIS PORTION FOR YOUR RECORDS
			DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.		☐
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors
Nominees

01	Brian Adamsky	02 Michael Azeez		03 Donald R. Caldwell 04 John Harrison			05 Kenneth Harvey
06	Alan Krigstein	07 Robert J. Oakes		08 Sanford Rich 09 L.J. Rowell			10 Paul Soltoff
11	Anthony R. Verdi	12 Edmond J. Walters

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2	To ratify the appointment of D’Arelli Pruzansky, P.A. as Inspro Technologies Corporation’s independent registered public accountants for the fiscal year ending December 31, 2015.							☐	☐	☐

3	To vote upon an Amendent to our certificate of Incorporation, as Amended, to increase the number of authorized common stock from 400,000,000 to 500,000,000.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.						Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date	JOB #			Signature (Joint Owners)	Date

0000250732_1 R1.0.0.51160	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

INSPRO TECHNOLOGIES CORPORATION
Annual Meeting of Stockholders
August 19, 2015 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Anthony R. Verdi with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common and Preferred stock owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the Company’s offices located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania on August 19, 2015, 9:00 a.m. local time. and at any adjournment or postponement thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the notice of the 2015 Annual Meeting and proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies hereby given.

These proxies will vote FOR the proposal to elect to our board of directors the Twelve nominees listed in the proxy statement, FOR the proposal, to ratify the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants and FOR an amendment to our certificate of Incorporation, as amended, to increase the number of authorized common stock from 400,000,000 to 500.000.000, as described in the proxy statement if the applicable boxes are not marked, and, in their discretion, on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. If the applicable boxes are marked and this proxy card is properly executed, the proxies will be voted as directed. The proxies are also authorized to vote upon all other matters as may properly come before the meeting or any adjournment or postponement thereof, utilizing their own discretion as set forth in the notice of the 2015 Annual Meeting and the proxy statement.

Continued and to be signed on reverse side

0000250732_2     R1.0.0.51160